UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

SCYNEXIS, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Evertrust Plaza 13th Floor
Jersey City, New Jersey		07302-6548
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 201 884-5485

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCYX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2026, Steven C. Gilman, a member of the Board of Directors (the “Board”) of SCYNEXIS, Inc. (the “Company”), notified the Company of his intent to retire as a member of the Board and therefore not stand for reelection at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). Accordingly, Dr. Gilman’s term as a director will end when his current term expires at the 2026 Annual Meeting. Dr. Gilman will remain in his roles as the Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of the Board until the conclusion of the 2026 Annual Meeting. The Company’s management and the Board thank Dr. Gilman for his years of service and valuable contributions to the Company.

Dr. Gilman’s resignation was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, practices or strategy, the Company’s management or the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date:	April 20, 2026	By:	/s/ David Angulo, M.D.
		Name:	David Angulo, M.D.
		Title:	Chief Executive Officer